UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2011

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Southwest Bancorp, Inc. ("Southwest") is pleased to announce the July 11, 2011, appointment of John Danielson as Executive Vice President and Chief Banking Officer, and Priscilla Barnes as Executive Vice President and Chief Credit Officer, each reporting to Rick Green, President and Chief Executive Officer.

As Chief Banking Officer, Mr. Danielson (age 52) is responsible for the lending, deposit, and treasury services of Southwest’s banking subsidiaries, Stillwater National Bank and Trust Company ("Stillwater National") and Bank of Kansas, and for their banking offices in Oklahoma, Texas, and Kansas. Mr. Danielson previously served as President of SNB-San Antonio, a division of Stillwater National. Mr. Danielson is an experienced banker with 25 years of banking industry experience. Before joining Southwest in 2006, Mr. Danielson served as regional banking manager for Compass Bank and Bank of America.

As Chief Credit Officer, Ms. Barnes (age 54) is responsible for credit functions, including lending policy, credit analysis, credit approvals, risk rating accuracy, training, and workouts. Ms. Barnes formerly served as interim Chief Credit Officer. Ms. Barnes is an experienced banker with over 31 years of banking industry experience and is a former Federal Reserve Bank examiner. She has been with Southwest since 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

July 11, 2011	By:	Rick Green

Name: Rick Green
Title: President and CEO